FOR IMMEDIATE RELEASE	January 14, 2011
Contact: Susan Jordan
732-577-9997

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

ANNOUNCES PROMOTION OF MICHAEL LANDY

Freehold, N.J., January 14, 2011……….Monmouth Real Estate Investment Corp. (NYSE: MNR) today announced that Michael P. Landy, the Company’s Executive Vice President and Chairman of the Executive Committee, has been promoted to Chief Operating Officer.  He is also a member of the Company’s Board of Directors. Mr. Landy has been with the Company since 2001.

Eugene W. Landy, President and CEO, stated, “Michael has been instrumental in the significant progress Monmouth has made. His leadership is respected throughout the organization. I have complete confidence in his ability to continue to create long-term value well into the future.”

Michael P. Landy stated, “It is my privilege and honor to work alongside our dedicated and talented team. Our business model has proven itself over many real estate cycles. Monmouth has a forty-four year history of success and integrity. I view that as our greatest resource for all future decision making.”

Monmouth Real Estate Investment Corp., which was organized in 1968, is a publicly-owned REIT specializing in net-leased industrial properties. The Company’s portfolio consists of sixty-four industrial properties and one shopping center located in twenty-five states.  In addition, the Company owns a portfolio of REIT securities.

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